Exhibit 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of September 6, 2007 (this “Escrow Agreement”), is by and between Iconix Brand Group, Inc., a Delaware corporation (“Iconix”); Ben Kraner, an individual (“Sellers’ Representative”), on behalf of the Sellers and solely in his capacity as Sellers’ Representative under the Underlying Agreement; and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Escrow Agent hereunder (“Escrow Agent”).

BACKGROUND

A. Iconix and Sellers have entered into a Purchase and Sale Agreement (the “Underlying Agreement”), dated as of September 6, 2007, by and between Iconix, Official Pillowtex, LLC (“Pillowtex”) and the sellers of interest in Pillowtex listed as signatories thereto (“Sellers”), pursuant to which the Sellers sold all of the membership interests in Pillowtex to Iconix. The Underlying Agreement provides that Iconix shall deposit the Escrow Funds (defined below) in a segregated escrow account to be held by Escrow Agent.

B. Escrow Agent has agreed to accept, hold, and disburse the funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

C. Pursuant to the Underlying Agreement, Sellers have appointed the Sellers’ Representative (as defined below) to represent them for all purposes in connection with the funds to be deposited with Escrow Agent and this Escrow Agreement.

D. In order to establish the escrow of funds and to effect the provisions of the Underlying Agreement, the parties hereto have entered into this Escrow Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Definitions. The following terms shall have the designated meanings when used herein:

(a) “Business Day” shall mean any day on which banks are not required, or are authorized, to close in the City of New York, New York.

(b) “Claim” shall mean a claim for indemnification by Iconix pursuant to the Underlying Agreement.

(c) “Claim Amount” shall mean the amount designated by Iconix to be the amount (to the extent then known) of any Claim for which a Claim Notice has been delivered.

(d) “Claim Notice” shall mean a written notification, signed by Iconix and delivered which shall specify the representation or agreement in the Underlying Agreement with respect to which a Claim is being made, the facts giving rise to and the alleged basis for such Claim, the Claim Amount of such Claim, the date of such Claim Notice, and the aggregate Claim Amounts of all Claims as to which Claim Notices have been delivered, and will shall attach copies of all material written evidence of such Claim. Each Claim Notice also shall include a certification by the Iconix that the Claim is being made pursuant to the Underlying Agreement and this Escrow Agreement.

(e) “Claim Response” shall mean a written notification, signed by the Sellers’ Representative, which shall set forth whether or not the Sellers dispute any matter with respect to a Claim Notice or the Claim described therein.

(f) “Escrow Funds” shall mean the funds deposited with Escrow Agent pursuant to Section 3 of this Agreement, together with any interest and other income thereon; initially, such amount shall be Twenty-four Million Dollars ($24,000,000).

(g) “Joint Written Direction” shall mean a written direction executed by Iconix and Sellers’ Representative and directing Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking an action pursuant to this Escrow Agreement.

(h) “Sellers’ Representative” shall mean the person so designated hereto or any other person designated in a writing signed by Sellers and delivered to Escrow Agent and Iconix in accordance with the notice provisions of this Escrow Agreement, to act as their representative under this Escrow Agreement.

2. Appointment of and Acceptance by Escrow Agent. Iconix and Sellers’ Representative hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Escrow Funds in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds in accordance with this Escrow Agreement.

3. Commencement of Duties. Iconix, on the date hereof, simultaneously with the execution and delivery of this Escrow Agreement, shall transfer by wire transfer to the Escrow Agent the aggregate sum of Twenty-Four Million Dollars ($24,000,000).

4. Disbursements of Escrow Funds. The Escrow Funds shall be distributed by the Escrow Agent in accordance with the following:

(a) If, prior to the Closing, the Underlying Agreement is terminated by the Sellers pursuant to Section 7.01(d) thereof, Sellers’ Representative may deliver to Escrow Agent a written notice (“Sellers’ Representative Notice”) that (i) states that the Underlying Agreement was terminated pursuant to Section 7.01(d) thereof, as applicable, (ii) states that Sellers are entitled to $15,000,000 of the Escrow Funds, as well as any interest and any other income earned on such $15,000,000, and that Iconix is entitled to the balance of the Escrow Funds (such balance, the “Indemnification Funds”) and (iii) requests that Escrow Agent disburse such portion of the Escrow Funds to Sellers, and such portion to Iconix in the manner indicated in such notice (any Sellers’ Representative Notice pursuant to this Section 4.4(a) shall be accompanied by a certification that a copy of such notice has been given to Iconix). If Iconix does not dispute such Sellers’ Representative Notice in writing to Sellers’ Representative and Escrow Agent within five (5) Business Days of Iconix’ receipt (as provided in Section 15 below) of a copy of such notice, then the Escrow Agent shall release such amount to Sellers’ Representative and Iconix within ten (10) Business Days after the receipt of such Sellers’ Representative Notice, as instructed. However, if Iconix timely objects to such Sellers’ Representative Notice in writing as provided in the immediately preceding sentence, Escrow Agent shall not disburse any amount except in accordance with Section 4(e) below. Iconix and Sellers’ Representative agree that any Claim or objection to or dispute with Sellers’ Representative Notice shall be made and asserted in good faith.

(b) On the date of the Closing, Sellers’ Representative and Iconix shall deliver to Escrow Agent a joint written notice which (i) states that the Closing has occurred pursuant to the Underlying Agreement, (ii) states that Sellers are entitled to $15,000,000 of the Escrow Funds, as well as any interest and any other income earned on such $15,000,000, and (iii) requests that Escrow Agent disburse such portion of the Escrow Funds to Sellers Representative and that the remaining Escrow Funds shall remain in escrow for a period of twelve (12) months from the Closing Date, subject to terms and conditions set forth in Section 4(c) below.

(c) Upon the expiration of the first anniversary of the Closing Date, Escrow Agent shall: (a) retain in the Escrow Funds sufficient funds to pay in full all Claim Amounts, if any, that have not been resolved at such time; and (b) distribute, as promptly as practicable, the balance of the Escrow Funds to the Sellers in accordance with their respective Ownership Percentages; provided, that the distribution made to each Sellers against whom Iconix has asserted any Claim individually on or before such date which (i) has not been resolved at such time by the delivery to Escrow Agent of a Joint Written Direction or (ii) has resulted in payments made to Iconix pursuant to Section 5 herein shall be reduced by the amount of any such Claim, as applicable, and the distributions made to the other Sellers shall be adjusted accordingly.

(f) Except as provided in Section 4(c), all distributions of Escrow Funds to Sellers under Section 4 shall be distributed to each Seller in accordance with that Seller’s respective Ownership Percentage as set out in Schedule B hereto.

(g) All distributions of funds from the Escrow Funds shall be subject to the fees and claims of Escrow Agent and the Indemnified Parties (as defined below) pursuant to Section 10 and Section 11 below.

5. Indemnification Claims.

1. Iconix shall deliver each Claim Notice to the Sellers’ Representative and Escrow Agent, such delivery to be in accordance with the notice provisions of this Escrow Agreement.

2. Upon receipt of any Claim Notice, Escrow Agent shall promptly make entries or notations in the Escrow Account records relating to the Indemnification Funds, indicating that funds in the amount of the Claim Amount are reserved to satisfy such Claim, and identifying the date and number of such Claim Notice.

3. Within twenty (20) days of receipt by the Sellers’ Representative of any Claim Notice, the Sellers’ Representative shall deliver a Claim Response to Iconix and Escrow Agent, such delivery to be in accordance with the notice provisions of this Escrow Agreement. If, in connection with a Claim Notice, the Seller’s Representative fails to deliver a Claim Response by the end of the twentieth (20th) day following receipt by the Seller’s Representative of a Claim Notice, Escrow Agent shall pay to Iconix out of the Escrow Account an amount equal to the Claim Amount. Any such payment shall be made on or before the third (3rd) Business Day following the expiration of such twenty (20) day period. Escrow Agent shall continue to hold any amounts remaining in the Escrow Account following the payment of any Claim Notice in accordance with the terms of this Escrow Agreement.

4. If Sellers’ Representative delivers a timely Claim Response with respect to all or any portion of a Claim Notice, Escrow Agent shall not disburse, and shall continue to hold in the Escrow Account, the Claim Amount or the disputed portion thereof, as the case may be, pending receipt of either (i) a Joint Written Direction or (ii) a notice from either Iconix or the Seller’s Representative stating that such Claim Notice has been submitted to a court of competent jurisdiction for judgment and that a judgment with respect to such matters has been rendered (a “Judgment Notice”) which is accompanied by a copy of a final order of such court, pursuant to which such court has determined whether and to what extent Iconix is entitled to the amount requested in the Claim Notice. Upon receipt of a Joint Written Direction or a Judgment Notice, as applicable, Escrow Agent shall thereafter act in accordance with Section 5.e, or Section 5.f below, as applicable.

5. Upon receipt by Escrow Agent of a Joint Written Direction, if such Joint Written Direction indicates that Iconix is entitled to payment in respect of all or any portion of the Claim Notice, then Escrow Agent shall release from the Escrow Account and pay to Iconix the amount indicated in such Joint Written Direction (up to a maximum of the amount of the Indemnification Funds). Such payment shall be made on or before the third (3rd) Business Day following the date on which such Joint Written Direction is received by Escrow Agent. If such Joint Written Direction indicates that Iconix is not entitled to all or any portion of the amount claimed in such Claim Notice (a “Discharge Notice”), then the Escrow Agent shall (i) pay to Iconix that amount, if any, of the amount claimed in such Claim Notice that Escrow Agent is instructed to pay to Iconix pursuant to such Joint Written Direction (as set forth in the foregoing sentence) and (ii) continue to hold the amount to which Iconix was determined not to be entitled in accordance with the terms of the Joint Written Direction until such amounts are to be disbursed in accordance with the terms of this Escrow Agreement.

6. If Escrow Agent has received a Judgment Notice with respect to any Claim Notice, then Escrow Agent shall release from the Escrow Account and pay to Iconix an amount equal to the amount due Iconix, as explicitly set forth in such Judgment Notice (up to a maximum of the amount of the Indemnification Funds). Such payment will be made on or before the third (3rd) business day following the date on which Escrow Agent receives such Judgment Notice. If such Judgment Notice indicates that Iconix is not entitled to all or any portion of the amount claimed in the Claim Notice, then Escrow Agent shall continue to hold the amount to which Iconix was determined not to be entitled in accordance with the Judgment Notice until such amounts are to be disbursed in accordance with the terms of this Escrow Agreement.

6. Suspension of Performance; Disbursement Into Court. If, at any time, (i) there shall exist any dispute between Iconix, Sellers and/or the Sellers’ Representative with respect to the holding or disposition of all or any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, (ii) Escrow Agent is unable to determine, to Escrow Agent’s sole but reasonable satisfaction, the proper disposition of all or any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or (iii) Iconix and Sellers’ Representative have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole but reasonable satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

(b) petition (by means of an interpleader action or any other appropriate method), at the joint and several expense of Iconix and Sellers’ Representative (on behalf of the Sellers) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys’ fees and expenses) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Iconix, Sellers, their respective shareholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

7. Investment of Funds. The Escrow Agent is herein directed and instructed to invest initially and reinvest the Escrow Funds in the investment indicated on Schedule A hereto. With the execution of this document, Iconix and Sellers’ Representative acknowledge receipt of prospectuses and/or disclosure materials associated with the investment vehicle, either through means of hard copy or via access to the website associated with the investment selected by Iconix and Sellers’ Representative. Iconix and Sellers’ Representative acknowledge that they have discussed the investment and are in agreement as to the selected investment. Iconix and Sellers’ Representative may provide instructions changing the investment of the Escrow Funds (subject to applicable minimum investment requirements) by the furnishing of a Joint Written Direction to the Escrow Agent; provided, however, that no investment or reinvestment may be made except in the following:

(a) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

(b) certificates of deposit issued by any bank, bank and trust company, or national banking association (including Escrow Agent and its affiliates), which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency;

(c) any institutional money market fund offered by Escrow Agent, including any institutional money market fund managed by Escrow Agent or any of its affiliates; or

(d) money market accounts of any bank, trust company, or national banking association offered by the Escrow Agent and its affiliates.

If Escrow Agent has not received a Joint Written Direction at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no Joint Written Direction has been received, in the investment indicated on Schedule A hereto. Each of the foregoing investments shall be made in the name of Escrow Agent. No investment shall be made in any instrument or security that has a maturity of greater than thirty (30) days. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Iconix or Sellers’ Representative, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any disbursement of Escrow Funds permitted or required hereunder. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. Escrow Agent shall not be liable or responsible for loss in the value of any investment made pursuant to this Escrow Agreement, or for any loss, cost, tax, fee, penalty or other charge resulting from any investment, reinvestment, sale or liquidation of any investment of the Escrow Funds. With respect to any Escrow Funds received by Escrow Agent after ten o’clock, a.m., New York, New York time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next Business Day.

8. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving sixty (60) days prior written notice to Iconix and Sellers’ Representative specifying a date when such resignation shall take effect. Upon any such notice of resignation, Iconix and Sellers’ Representative jointly shall appoint a successor Escrow Agent hereunder prior to the effective date of such resignation. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Funds and shall pay all Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees and expenses) payable to or incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. After any retiring Escrow Agent’s resignation, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

9. Liability of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties or obligations shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Escrow Agreement. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the cause of any loss to Iconix or Sellers. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may conclusively rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall reasonably believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Escrow Agreement or the Underlying Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Iconix and Sellers’ Representative (on behalf of the Sellers), jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. Escrow Agent shall have no liability or responsibility to question or determine the accuracy or reasonableness of any Claim Amount.

The Escrow Agent is authorized, in its sole but reasonable discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to conclusively rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

10. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Iconix and Sellers’ Representative (on behalf of the Sellers), jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, or indirect, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding by any person, including without limitation Iconix or Sellers, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall have the right to select and employ a single counsel with respect to any action or claim brought or asserted against it, and the reasonable fees and expenses of such counsel shall be paid upon demand by each of Iconix and Sellers’ Representative (on behalf of the Sellers), jointly and severally. The obligations of Iconix and Sellers’ Representative under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

The parties agree that neither the payment by Iconix or Sellers’ Representative of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Iconix and Sellers, the respective rights and obligations of Iconix, on the one hand, and Sellers, on the other hand, under the Underlying Agreement.

11. Fees and Expenses of Escrow Agent. Iconix and Sellers shall compensate Escrow Agent for its services hereunder in accordance with Schedule A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses, including attorneys’ fees and expenses, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. The additional provisions and information set forth on Schedule A are hereby incorporated by this reference, and form a part of this Escrow Agreement. The compensation and reimbursement obligations set forth in this Section 11 shall be payable by Iconix and Sellers’ Representative (on behalf of the Sellers’), jointly and severally upon demand by Escrow Agent. The obligations of Iconix and Sellers’ Representative under this Section 11 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent. Escrow Agent is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 10 hereof). Escrow Agent shall notify Iconix and Sellers’ Representative of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Iconix and Sellers’ Representative copies of all related invoices and other statements. Sellers and Iconix hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds to secure all obligations with respect to the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 10 hereof) against the Escrow Funds. If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, Iconix and Sellers shall promptly pay such amounts to Escrow Agent or any Indemnified Party upon receipt of an itemized invoice.

12. Representations and Warranties. Each of Iconix and Sellers’ Representative respectively makes the following representations and warranties to Escrow Agent:

(a) As applicable, it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

(b) This Escrow Agreement has been duly approved by all necessary action, including any necessary shareholder or membership approval, has been executed by its duly authorized officers, and constitutes its valid and binding agreement enforceable in accordance with its terms.

(c) As applicable, the execution, delivery, and performance of this Escrow Agreement is in accordance with the Underlying Agreement and will not violate, conflict with, or cause a default under its articles of incorporation, certificate of formation, articles of organization, bylaws, limited liability company agreement, management agreement or other organizational document, as applicable, any applicable law or regulation, any court order or administrative ruling or decree to which it is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, including without limitation the Underlying Agreement, to which it is a party or any of its property is subject.

(d) No party other than the parties hereto has, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

(e) All of its representations and warranties contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

13. Identifying Information. Iconix and Sellers’ Representative acknowledge that a portion of the identifying information set forth on Schedule A is being requested by the Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”). To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent may ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Iconix and Sellers agree to provide any additional information requested by the Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner. Iconix and Sellers each represent that all identifying information set forth on Schedule A, including without limitation its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of any disbursement of the Escrow Funds.

14. Consent to Jurisdiction and Venue; Waiver of Jury Trial. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the Southern District of New York shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the any state court within New York County, City of New York, New York shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts. THE PARTIES HERETO HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS ESCROW AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

15. Notice. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally to, five (5) Business Days after it is sent by registered mail, return receipt requested, postage prepaid to, or one (1) day after receipt is electronically confirmed, if sent by facsimile to, the address or facsimile number set forth on Schedule A hereto, or to such other address as each party may designate for itself by like notice.

16. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Iconix and Sellers’ Representative and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

17. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

18. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

19. Entire Agreement. This Escrow Agreement and the Underlying Agreement constitute the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

20. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Iconix, Sellers and Escrow Agent.

21. Execution in Counterparts. This Escrow Agreement and any Joint Written Direction may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

22. Termination. Upon the disbursement of all amounts in the Escrow Funds pursuant to Joint Written Direction or the disbursement of all amounts in the Escrow Funds into court pursuant to Section 5 or Section 8 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

23. Dealings. The Escrow Agent and any stockholder, director, member, manager, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of Iconix or Sellers and become pecuniarily interested in any transaction in which Iconix or Sellers may be interested, and contract and lend money to Iconix or Sellers and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for Iconix or Sellers or for any other entity.

24. Certain Tax Matters. Each of Iconix and the Seller’s Representative agree to provide the Escrow Agent with such information as the Escrow Agent may reasonably request in order for it to comply with any information reporting and withholding obligations imposed by applicable laws or regulations, if any. Except to the extent otherwise required pursuant to a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended), the parties hereto will treat Iconix as owning the Escrow Fund and any interest, dividends or other income accrued thereon for U.S. federal income tax purposes.

25. Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, such as (but not limited to) acts of God, riots, wars, strikes, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

ICONIX BRAND GROUP, INC.

By:	/s/ Neil Cole
Title:	President and CEO

SELLERS’ REPRESENTATIVE

/s/ Benton E. Kraner

U.S. BANK NATIONAL ASSOCIATION,
as Escrow Agent

By:	/s/ Thomas Tabor
Title:	Vice President

SCHEDULE A

1.             Escrow Funds.

Escrow Funds amount:      $24,000,000
Escrow Funds wiring instructions:

U.S. BANK NATIONAL ASSOCIATION
CORPORATE TRUST
ST. PAUL, MN
ABA # 091000022
BNF: U.S. BANK N.A.
A/C: 180121167365
FOR: ICONIX/ KRANER ESCROW
ATTN: STEFAN RONCHETTI
TEL: 651-495-2148
FAX: 651-495-8087

2.             Escrow Agent Fees.

Acceptance Fee:	$________________________
Annual Escrow Fee:	$5,000____________________
Out-of-Pocket Expenses:	$________________________
Transactional Costs:	$________________________
Other Fees/Attorney, etc.:	$________________________
TOTAL	$________________________

The Acceptance Fee and the Annual Escrow Fee are payable upon execution of the escrow documents. In the event the escrow is not funded, the Acceptance Fee and all related expenses, including attorneys’ fees and expenses, remain due and payable, and if paid, will not be refunded. Annual fees cover a full year in advance, or any part thereof, and thus are not pro-rated in the year of termination.

The fees quoted in this schedule apply to services ordinarily rendered in the administration of an Escrow Account and are subject to reasonable adjustment based on final review of documents, or when the Escrow Agent is called upon to undertake unusual duties or responsibilities, or as changes in law, procedures, or the cost of doing business demand. Services in addition to and not contemplated in this Agreement, including, but not limited to, document amendments and revisions, non-standard cash and/or investment transactions, calculations, notices and reports, and legal fees and expenses, will be billed as extraordinary expenses.

SCHEDULE A, continued

Unless otherwise indicated, the above fees relate to the establishment of one escrow account. Additional sub-accounts governed by the same Escrow Agreement may incur an additional charge. Transaction costs include charges for wire transfers, checks, internal transfers and securities transactions.

3.	Taxpayer Identification Numbers.

Iconix:________________________

Sellers:_______________________

                                 ________________________

                                 ________________________

                                 ________________________

                                 ________________________

                                 ________________________

                                 ________________________

4.	[Reserved.]

5.	Investment Instructions

U.S. Bank Money Market Deposit-CUSIP # 9AMMF76P5

[List here. If selecting a money market fund, include fund name, fund number and class, describe any additional transaction fees applicable to the investment and, if applicable, include the following statement relating to sweep fees:

The minimum fee for sweeping funds into or out of the fund selected is an annualized amount of ________ of _____% (_____ basis points) and is deducted from the interest posted to the account.]

A-2

SCHEDULE A, continued

6.          Notice Addresses.

Principal Place of Business,
if different

If to Iconix at:

Iconix Brand Group, Inc.
1450 Broadway, 4th Floor
New York, New York 10018
Attention: Neil Cole, CEO
Facsimile: (212) 391-2057

If to Sellers’ Representative at:

Sellers’ Representative
c/o Jubilee Limited Partnership
1800 Moler Road
Columbus, Ohio 43207
Attention: Ben Kraner
   Tod Friedman
Facsimile:  (614) 443-2195

If to the Escrow
Agent at:                               U.S. Bank National Association, as Escrow Agent
100 Wall Street, 16th floor
New York, NY 10005
ATTENTION: Corporate Trust Services
Facsimile: 212-509-3384

A-3

SCHEDULE B

Seller	Contact	Address	Ownership Percentage

Jubilee Limited Partnership	Jay Schottenstein Ben Kraner	1800 Moler Road Columbus, OH 43207	16.670%

Gordon Brothers Retail Partners, LLC	Mitch Cohen	40 Broad Street Boston, MA 02109	13.665%

Tiger PTX IP, LLC	Alan Cohen Dan Kane	430 North Westlake Blvd. Ste. 260 Westlake Village, CA 91362	13.665%

Franco 44 PT, LLC	Isaac Franco	100 West 33rd Street New York, NY 10001	17.000%

High Street Holdings, LLC	Morris Franco	555 Prospect Street Metuchen, NJ 08840	14.000%

BFG PTX Group, LLC	Scott Bernstein	1010 Northern Blvd., Ste. 340 Great Neck NY 11021	5.000%

CCA Towels, LLC	Stanley Cayre	1407 Broadway, 41st Floor New York, NY 10018	16.000%

Solwerd Enterprises, LLC	Sol Werdiger	1370 Broadway, 15th Floor New York, NY 10018	1.500%

Mazel D&K, LLC	Reuven Dessler	31000 Aurora Road Solon, OH 44139	2.500%

			100.00%

B-1